UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 19, 2018 (June 19, 2018)

Shineco Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37776	52-2175898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1001, Building T5,
DaZu Square, Daxing District,
Beijing, People’s Republic of China

(Address of Principal Executive Offices)

(+86) 10-87227366

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 19, 2018, Shineco, Inc. (the “Company”) held its 2018 annual meeting of stockholders (the “Annual Meeting”). The number of shares of common stock entitled to vote at the Annual Meeting was 21,234,072 shares. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 16,369,272 shares. At the Annual Meeting, the following proposals were voted on:

1.	To re-elect Yuying Zhang, Sai (Sam) Wang, Jiping Chen, Ying (Teresa) Zhang, Yajun Shi, Leiger Yongman Yang, and Hua Yang to serve on the Company’s Board of Directors until the 2019 annual meeting of stockholders of the Company;

2.	Re-appointment of Wei, Wei & Co., LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2018.

All director nominees were elected as directors, the re-appointment of Wei, Wei & Co., LLP was approved.  The Company’s inspector of election reported the final votes of the stockholders as follows:

	For	Against	Withheld/Abstain
Election of Directors
Yuying Zhang	11,688,451	403	2,930
Sai (Sam) Wang,	11,688,451	403	2,930
Jiping Chen	11,688,451	403	2,930
Ying (Teresa) Zhang	11,688,451	403	2,930
Leiger Yongman Yang	11,688,451	403	2,930
Hua Yang	11,688,451	403	2,930
Re-appoint Wei, Wei & Co., LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2018	16,365,939	403	2,930

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHINECO, INC.

Date: June 19, 2018	By:	/s/ Yuying Zhang
	Name:	Yuying Zhang
	Title:	Chief Executive Officer

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